FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF HF
LOGISTICS-SKX, LLC

This FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF HF LOGISTICS-SKX, LLC (this “Amendment”) is made and entered into as of August 11, 2015 (the "Effective Date”), by and among HF LOGISTICS I, LLC, a Delaware limited liability company (the “HF Member”), SKECHERS R.B., LLC, a Delaware limited liability company (the "Skechers Member” and together with the HF Member, each a “Member” and collectively the “Members”) and HF LOGISTICS-SKX, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, the Members entered into that certain Amended and Restated Limited Liability Company Agreement of the Company dated April 12, 2010 but effective as of January 30, 2010 (as amended from time to time prior to the Effective Date, the “LLC Agreement”). Any capitalized terms used but not defined herein shall have the meanings assigned to such terms in the LLC Agreement.

WHEREAS, the T1 Subsidiary is party to that certain Construction Loan Agreement dated April 30, 2010 by and among the T1 Subsidiary, Bank of America, N.A., as administrative agent, and the lenders party thereto from time to time (as amended prior to the date hereof, the “Original Loan Agreement”). As of the date hereof, the unpaid principal amount of the loan outstanding under the Original Loan Agreement is Seventy-Seven Million Three Hundred Twelve Thousand Dollars ($77,312,000).

WHEREAS, in connection with the refinancing of the Original Loan Agreement, the HF Member has requested that the T1 Subsidiary borrow additional funds in order to provide the proceeds necessary for the Company to distribute an amount equal to the HF Distribution (defined below) to the HF Member.

WHEREAS, in connection with the refinancing of the Original Loan Agreement, the Members have agreed that the T1 Subsidiary will be making a prepayment of fifty percent (50%) of the outstanding principal balance due under the Original Loan Agreement.

WHEREAS, in order to make the principal prepayment described above, the Skechers Member will be making an additional capital contribution to the Company in the amount of such prepayment (the "Skechers Prepayment Contribution”), and the Company will contribute such amount to the T1 Subsidiary for the sole purpose of making a prepayment of the outstanding principal balance due under the Original Loan Agreement (provided that for convenience, but only to the extent a prepayment of fifty percent (50%) of the outstanding principal balance due under the Original Loan Agreement is concurrently made, the proceeds of the Skechers Prepayment Contribution may be allocated between such prepayment and the HF Distribution as determined by the Company).

WHEREAS, substantially concurrently herewith, the T1 Subsidiary is entering into that certain Amended and Restated Loan Agreement by and among the Company, as borrower, Bank of America, N.A., as administrative agent, and the lenders party thereto from time to time (as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the provisions hereof, the “Loan Agreement”), pursuant to which the lenders under the Loan Agreement are providing the T1 Subsidiary a term loan in the original principal amount of Seventy Million Dollars ($70,000,000) (the “2015 Project Loan”). The 2015 Project Loan is a Permanent Loan, as such term is defined in the LLC Agreement.

WHEREAS, the proceeds of the 2015 Project Loan shall be used by the T1 Subsidiary and the Company, inter alia, to (i) refinance all amounts owed under the Original Loan Agreement (after the principal prepayment described above), (ii) pay certain closing costs associated with the 2015 Project Loan and (iii) make a distribution to the HF Member in the amount of Thirty-One Million Three Hundred Forty-Four Thousand Dollars ($31,344,000) less the amounts described in clause (ii) (the “HF Distribution”). As used herein, the term “HF Distribution Amount” means an amount equal to Thirty-One Million Three Hundred Forty-Four Thousand Dollars ($31,344,000).

WHEREAS, the Members desire to amend the LLC Agreement as set forth herein to reflect the foregoing and certain changes to the LLC Agreement necessitated by the foregoing.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained in the LLC Agreement and in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

I.	Amendment

1. Skechers Prepayment Contribution. On the Effective Date, the Skechers Member shall make the Skechers Prepayment Contribution to the Company, which the Company shall immediately contribute to the T1 Subsidiary, and the T1 Subsidiary shall use all of such proceeds of the Skechers Prepayment Contribution to pay down the principal balance under the Original Loan Agreement by a like amount (provided that for convenience, but only to the extent a prepayment of fifty percent (50%) of the outstanding principal balance due under the Original Loan Agreement is concurrently made, the proceeds of the Skechers Prepayment Contribution may be allocated between such prepayment and the HF Distribution as determined by the Company). The HF Member hereby consents to and approves of the Skechers Prepayment Contribution by the Skechers Member and agrees that (a) the Skechers Prepayment Contribution shall be treated as a Capital Contribution under the LLC Agreement and (b) the amount of the Unrecovered Contributions of the Skechers Member shall be increased, as of the Effective Date, by the Skechers Prepayment Contribution.

2. HF Distribution. On or promptly following the Effective Date, an amount equal to the HF Distribution will be distributed from the T1 Subsidiary to the Company, and the Company will make the HF Distribution to the HF Member. The Skechers Member hereby consents to and approves of the HF Distribution, and the Members agree that the amount of the Unrecovered Contributions of the HF Member shall be decreased, as of the Effective Date, by the HF Distribution Amount.

3. Distributions and Capital Transactions.

(a) Section 5.2 of the LLC Agreement is hereby amended to read as follows:

“Section 5.2 Distributions. Except as provided in Section 5.2(b) and 5.2(c) below, distributions of Available Cash shall be made to the Members in the following order of priority set forth in Section 5.2(a):

(a) To the Members pari passu in proportion to their respective Distribution Percentages.

(b) Notwithstanding the foregoing priority set forth in Section 5.2(a), the following special distribution rules shall apply: If a Member fails to make an Additional Capital Contribution under Section 4.1.2, and the Non-Defaulting Member elects to make an Additional Capital Contribution under Section 4.1.5(d)(i), then the amount of such Additional Capital Contribution shall accrue a preferred return at the rate of 11% per annum, and the total amount of such Additional Capital Contribution, plus such preferred return, shall become a priority distribution to be made before any other distributions to the Members under Section 5.2(a), or pursuant to Section 13.2.1(c), and before any repayment of any loan payable to the Defaulting Member under Article 6.

(c) Notwithstanding any provision to the contrary in this Agreement, before any distribution of Available Cash under Article 5 (including any distribution or special distribution under Sections 5.2(a) or 5.2(b)), any payments of other loans due to any Member as described in Article 4 or Article 6 of the Agreement, and any payments due to any Member under the buy-sell provisions in Article 8 of the Agreement or in any liquidation or disposition of the Company or any of its Subsidiaries or any of their respective assets or property is made, Skechers shall be entitled to receive distributions in cash equal in amounts to the principal, interest (with interest calculated at the “fixed rate” which would be applicable after giving effect to any swap contract with respect to the 2015 Project Loan (as such term is defined in that certain First Amendment to Amended and Restated Limited Liability Company Agreement of HF Logistics-SKX, LLC) or any refinancing or replacement financing thereof), fees (including all swap costs), costs and expenses paid by the T1 Subsidiary to the holders of the 2015 Project Loan or any refinancing or replacement financing thereof during the month (including any payments on maturity) in which the distribution is made. Distributions under this clause (c), other than distributions under this clause (c) in an amount equal to the monthly principal payments made on the 2015 Project Loan, shall not reduce the Unrecovered Contributions of Skechers. The Members further agree that, if the Skechers Member receives any distribution of Available Cash from a refinancing of the 2015 Project Loan (or any replacement financing) in excess of the distribution (if any) received by the HF Member from such refinancing or replacement financing (such excess being referred to in this clause (c) as the “Refinancing Excess Distribution”), the amount of the distributions to be paid to the Skechers Member under this Section 5.2(c) shall be reduced to the extent of the additional debt service resulting from such Refinancing Excess Distribution.”

(b) Notwithstanding the provisions of Section 5.2(a)-(c) of the LLC Agreement or any other provision to the contrary in the LLC Agreement, all Capital Transaction Proceeds shall be paid to the Skechers Member until the Unrecovered Contributions of both Members are equal, and any excess distributions shall be made in accordance with the Members’ Distribution Percentages. As used herein, the following terms have the meanings indicated:

"“Capital Transaction” means any of the following: (i) a sale, exchange, transfer, assignment or other disposition of all or a portion of any Company Asset (but not including sales in the ordinary course of business of inventory, operating equipment or furniture, fixtures, and equipment); (ii) any financing or refinancing of, or with respect to, any Company Asset except for equipment leases or purchase money financing for movables; (iii) any condemnation or transfer in lieu of condemnation of all or a portion of any Company Asset; (iv) any collection in respect of property, hazard, or casualty insurance (but not business interruption insurance) or any damage award; or (v) any other transaction the proceeds of which, in accordance with generally accepted accounting principles, are considered to be capital in nature.

“Capital Transaction Proceeds” means all cash received by the Company from a Capital Transaction, less the sum of the following for which Capital Transaction Proceeds are used by the Company, (i) all expenses paid or incurred in connection with such Capital Transaction, (ii) amounts received from a Capital Transaction applied to repayment of indebtedness (including the 2015 Project Loan), and (iii) such additions to reserves for capital expenditures, liabilities or obligations of the Company or other purposes as Skechers may determine to be necessary. All amounts released from time to time from such reserves other than for application to the purpose for which the reserve was established shall be deemed to be Capital Transaction Proceeds.”

4. Further Actions with Respect to Loans.

(a) Notwithstanding any provision to the contrary in the LLC Agreement, but subject to Section 7.1.4 of the LLC Agreement and except as provided in Section 4(b) of this Amendment, all actions, consents, approvals or decisions to be made by the Company in connection with the Loans (including, without limitation, any amendment of the 2015 Project Loan) or any other financing of the Project or the pledge or encumbrance of Company Assets or assets of any Subsidiary shall only be made with the consent of both Members, which consent will not be unreasonably withheld. Inasmuch as it is the intent of the HF Member to refinance the 2015 Project Loan at maturity, the consent of the Skechers Member shall only be required as to the terms and conditions of any such refinancing (including, without limitation, the amount of such refinancing if the amount is in excess of the principal then outstanding), and not as to whether the outstanding principal amount of the 2015 Project Loan should be paid off, paid down or refinanced. Without limiting the foregoing, the Members hereby agree that Section 7.1.1(c) of the LLC Agreement is hereby amended to delete clause (ii) and clause (iii) of Section 7.1.1(c).

(b) Notwithstanding any provision to the contrary in the LLC Agreement or Section 4(a) of this Amendment, the Skechers Member may at any time, or from time to time, cause the T1 Subsidiary to refinance the 2015 Project Loan or increase the principal amount of the 2015 Project Loan for the purpose of distributing sufficient funds to the Company so that the Company may provide a distribution to the Skechers Member (or an affiliate of the Skechers Member) up to an amount equal to the difference between the Skechers Members’ Unrecovered Contribution and the HF Member’s Unrecovered Contribution at such time (the “Unrecovered Contribution Difference”). The HF Member hereby consents to the foregoing use of proceeds of such refinancing or increase, it being understood and agreed that the HF Member shall not receive any proceeds of such refinancing or increase until the Skechers Member has received the Unrecovered Contribution Difference as described in the preceding sentence. To the extent that any such refinancing or increase to the principal amount of the 2015 Project Loan results in Capital Transaction Proceeds (as defined in this Amendment), such Capital Transaction Proceeds shall be distributed in the manner set forth in Section 3(b) of this Amendment. The terms and loan documentation for such refinancing or increase to the 2015 Project Loan shall be determined by the Skechers Member in its sole and absolute discretion, without any required consent or approval by the HF Member; provided, however, that if the interest rate applicable to such refinancing or increase is less favorable to the Company than the terms of the 2015 Project Loan, arrangements shall be made (by a further amendment to the LLC Agreement, or otherwise) such that the HF Member shall not, through July 31, 2022, be in a less favorable economic position than it was immediately prior to such refinancing or increase.

(c) Notwithstanding any provision to the contrary in the LLC Agreement, if upon any refinancing or extension of the 2015 Project Loan or any replacement or refinancing thereof (other than a refinancing, extension or replacement financing under Section 4(b) of this Amendment) (the "Subject Refinancing”) the T1 Subsidiary is unable to obtain sufficient financing to cause a distribution in the amount of the Unrecovered Contribution Difference to be made to the Company (for further distribution to the Skechers Member), the HF Member hereby agrees to immediately make a contribution to the Company (which amount shall be immediately distributed to the Skechers Member) in the amount necessary so that, after giving effect to such Subject Refinancing, the Unrecovered Contributions of both Members are equal (the “HF Unrecovered Contribution Difference Payment”). If the HF Member fails to make the HF Unrecovered Contribution Difference Payment as set forth above, the Skechers Member shall have all rights and remedies available under the LLC Agreement, including, without limitation, Section 7 of this Amendment, and, in addition, the HF Member shall immediately be deemed to have transferred and assigned all of its Company Interests to the Skechers Member (for no additional consideration), the Skechers Member shall be deemed to be the legal and beneficial owner of all such Company Interests and the HF Member shall cease to be a Member of the Company and shall cease to have any rights or claims under the LLC Agreement or with respect to the Company Interests. Without limiting the automatic nature of the transfer of the Company Interests set forth in the preceding sentence, the HF Member hereby agrees to take any and all actions reasonably requested by the Skechers Member to evidence such transfer of the Company Interests, and the HF Member hereby irrevocably constitutes and appoints the Skechers Member and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the HF Member and in the name of the HF Member or in its own name, for the purpose of taking any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section or Section 7 of this Amendment and to evidence such transfer of the Company Interests by the HF Member to the Skechers Member in accordance with this Section or Section 7 of this Amendment. The Members hereby agree that the HF Member shall not be permitted to make demand for or request an Additional Capital Contribution or an additional loan from Skechers for all or any part of the HF Unrecovered Contribution Difference Payment (whether under Section 4.1.2 or Article 6 of the LLC Agreement or otherwise). THE HF MEMBER ACKNOWLEDGES AND AGREES THAT IT FULLY UNDERSTANDS THAT ITS COMPANY INTERESTS AND ITS INTEREST IN DISTRIBUTIONS AND CAPITAL MAY BE LOST FOR FAILING TO MAKE THE REQUIRED HF UNRECOVERED CONTRIBUTION DIFFERENCE PAYMENT UNDER THIS SECTION 4(c). THE HF MEMBER FURTHER AGREES THAT A BREACH OF ANY OF THE AGREEMENTS CONTAINED IN THIS SECTION 4(c) WILL CAUSE IRREPARABLE INJURY TO THE SKECHERS MEMBER, THAT THE SKECHERS MEMBER DOES NOT HAVE AN ADEQUATE REMEDY AT LAW IN RESPECT OF SUCH BREACH AND, AS A CONSEQUENCE, THAT EACH AND EVERY COVENANT AND AGREEMENT CONTAINED IN THIS SECTION 4(c) SHALL BE SPECIFICALLY ENFORCEABLE AGAINST THE HF MEMBER, AND THAT THE HF MEMBER HEREBY WAIVES AND AGREES NOT TO ASSERT ANY DEFENSES TO THE EFFECT THAT SPECIFIC PERFORMANCE OF SUCH COVENANTS OR AGREEMENTS IS NOT AVAILABLE AS A REMEDY.

(d) Notwithstanding any provision to the contrary in the LLC Agreement, at the time the 2015 Project Loan or any replacement thereof is proposed to be refinanced (in whole or in part), the maturity date thereof is proposed to be extended, the principal amount thereof is proposed to be increased or the terms and conditions thereof are proposed to be changed in any material respect, Skechers shall be entitled to notice of any such proposal (which notice shall set forth the terms and conditions thereof), and Skechers (or one of its Affiliates) shall have the right to become the lender to the T1 Subsidiary on the same terms and conditions so proposed, provided that Skechers gives the HF Member notice of such election within five (5) Business Days after receipt of such proposal.

5. Buy-Sell Provisions. The penultimate sentence of Section 8.3 of the LLC Agreement is hereby amended to read as follows:

“Provided, however, that the Stated Amount may not be less than an amount which would result in the distribution to the Selling Member of at least the Selling Member’s Unrecovered Contribution (or, if the Selling Member is Skechers, the Unrecovered Contribution Difference (as such term is defined in the First Amendment to Amended and Restated Limited Liability Company Agreement of HF Logistics-SKX, LLC, if greater), and the repayment of any loans owed by the Company to the Selling Member as of the date of closing.”

6. Repayment of 2015 Project Loan. Notwithstanding any provision to the contrary in the LLC Agreement or otherwise, the Members hereby agree that if the obligations under the 2015 Project Loan or any replacement or refinancing thereof (other than a refinancing requested pursuant to Section 4(b) of this Amendment) (the “Subject Permanent Loan”) become due at maturity, by acceleration, as a result of the occurrence of any prepayment event or for any other reason whatsoever (including, without limitation, the inability for any reason to refinance or replace the Subject Permanent Loan), the HF Member shall be obligated to immediately contribute sufficient funds to the Company (which the Company shall in turn contribute to the T1 Subsidiary) in order to cause the repayment of any and all obligations (whether for principal, interest, fees, costs, expenses or otherwise) due and payable under the Subject Permanent Loan and the loan documentation therefor (the “HF Repayment Contribution”). If the HF Member fails to make the HF Repayment Contribution as set forth above, the Skechers Member shall have all rights and remedies available under the LLC Agreement, including, without limitation, Section 7 of this Amendment, and, in addition, the Skechers Member shall have the right to (but shall not be obligated to) make a contribution to the Company or the T1 Subsidiary in the amount of the HF Repayment Contribution in order to cause the repayment of any and all obligations (whether for principal, interest, fees, costs, expenses or otherwise) due and payable under the Subject Permanent Loan and the loan documentation therefor (the “Skechers Payoff Contribution”). Notwithstanding any provision to the contrary in the LLC Agreement or otherwise (including, without limitation, Sections 4.1.4 and 17.14 of the LLC Agreement), if Skechers makes the Skechers Payoff Contribution, the HF Member shall immediately be deemed to have transferred and assigned all of its Company Interests to the Skechers Member (for no additional consideration), the Skechers Member shall be deemed to be the legal and beneficial owner of all such Company Interests and the HF Member shall cease to be a Member of the Company and shall cease to have any rights or claims under the LLC Agreement or with respect to the Company Interests. Without limiting the automatic nature of the transfer of the Company Interests set forth in the preceding sentence, the HF Member hereby agrees to take any and all actions reasonably requested by the Skechers Member to evidence such transfer of the Company Interests, and the HF Member hereby irrevocably constitutes and appoints the Skechers Member and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the HF Member and in the name of the HF Member or in its own name, for the purpose of taking any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section or Section 7 of this Amendment and to evidence such transfer of the Company Interests by the HF Member to the Skechers Member in accordance with this Section or Section 7 of this Amendment. The Members hereby agree that the HF Member shall not be permitted to make demand for or request an Additional Capital Contribution or an additional loan from Skechers for all or any part of the HF Repayment Contribution (whether under Section 4.1.2 or Article 6 of the LLC Agreement or otherwise). THE HF MEMBER ACKNOWLEDGES AND AGREES THAT IT FULLY UNDERSTANDS THAT ITS COMPANY INTERESTS AND ITS INTEREST IN DISTRIBUTIONS AND CAPITAL MAY BE LOST FOR FAILING TO MAKE THE REQUIRED HF PREPAYMENT CONTRIBUTIONS UNDER THIS SECTION 6. THE HF MEMBER FURTHER AGREES THAT A BREACH OF ANY OF THE AGREEMENTS CONTAINED IN THIS SECTION WILL CAUSE IRREPARABLE INJURY TO THE SKECHERS MEMBER, THAT THE SKECHERS MEMBER DOES NOT HAVE AN ADEQUATE REMEDY AT LAW IN RESPECT OF SUCH BREACH AND, AS A CONSEQUENCE, THAT EACH AND EVERY COVENANT AND AGREEMENT CONTAINED IN THIS SECTION SHALL BE SPECIFICALLY ENFORCEABLE AGAINST THE HF MEMBER, AND THAT THE HF MEMBER HEREBY WAIVES AND AGREES NOT TO ASSERT ANY DEFENSES TO THE EFFECT THAT SPECIFIC PERFORMANCE OF SUCH COVENANTS OR AGREEMENTS IS NOT AVAILABLE AS A REMEDY.

7. Pledge of Company Interests by HF Member. To secure the prompt payment in full in cash, and the prompt and full performance, of the obligations of the HF Member under Section 4(c) and Section 6 of this Amendment, the HF Member hereby pledges to the Skechers Member and grants to the Skechers Member a security interest in and to all of the HF Member’s Company Interests whether now existing or hereafter arising (the “Collateral”). The security interest and pledge created hereby shall continue in effect so long as any obligation is owed to the Skechers Member under Section 4(c) or Section 6 of this Amendment. The agreements in this paragraph are a continuing and irrevocable agreement of the HF Member. The Skechers Member may (and is hereby authorized to) file with any filing office such financing statements, amendments, addenda, continuations, terminations, assignments and other records (whether or not executed by HF Member) as the Skechers Member may deem necessary in its sole discretion to perfect and to maintain perfected its security interests in the Collateral. Such documents may designate the Skechers Member as the secured party and the HF Member as the debtor, identify the Skechers Member’s security interest in the Collateral, and contain any other items required by law or deemed necessary by the Skechers Member. Upon the occurrence of a breach by the HF Member of its obligations under Section 4(c) or Section 6 of the Amendment (each a “HF Default”), at the option of the Skechers Member, exercisable by giving written notice to the HF Member of its election to exercise this option, all rights of the HF Member to exercise the voting and other consensual rights which it would otherwise be entitled to exercise with respect to the Company Interests shall cease, and all such rights shall thereupon become vested in the Skechers Member who shall have the sole right to exercise such voting and other consensual rights. Furthermore, upon the occurrence of an HF Default, the Skechers Member may pursue any remedy available under the LLC Agreement or at law (including under the provisions of the Uniform Commercial Code) or in equity to collect, enforce or satisfy any of the obligations then owing under this Amendment, whether by acceleration or otherwise, all of which remedies may be pursued by the Skechers Member separately, successively or simultaneously, and at the sole option of and in the sole discretion of the Skechers Member, including the following specific remedies: (a) in accordance with applicable law, to foreclose the liens and security interests relating to the Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Collateral or any part thereof, either at public or private sale or at any broker’s board or securities exchange, in whole or in parts (without omitting the generality of the foregoing, the Collateral may be sold in its entirety to one buyer or in parts to more than one buyer), for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Skechers Member; and (b) whether or not any of the Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, the Skechers Member may, in its sole and absolute discretion, sell all or any part of the Collateral at private sale in such manner and under such circumstances as the Skechers Member may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, the Skechers Member may (a) approach and negotiate with a limited number of potential purchasers, and (b) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any of the Collateral is sold at private sale, the HF Member agrees that if the Collateral is sold for a price which the Skechers Member in good faith believes to be reasonable, then (1) the sale shall be deemed to be commercially reasonable in all respects, (2) the HF Member shall not be entitled to a credit against the obligations owed in an amount in excess of the purchase price, and (3) the Skechers Member shall not incur any liability or responsibility to the HF Member in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. The HF Member recognizes that a ready market may not exist for Collateral which is not regularly traded on a recognized securities exchange or in another recognized market, and that a sale by the Skechers Member of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell Collateral that is privately trade. The HF Member represents and covenants that it has and at all times shall have good and marketable title to all Collateral in which the HF Member is purporting to grant a security interest to the Skechers Member, it has not transferred, pledged or assigned any of its interests in the Collateral since the original date of the LLC Agreement, and the Collateral shall not at any time be transferred or assigned to any Person (other than the Skechers Member) or be subject to any lien or encumbrance (other than in favor of the Skechers Member). The HF Member represents that it has the right and power to pledge and grant to the Skechers Member a security interest in the Collateral on the terms set forth in this Agreement.

8. Winding Up. Sections 13.2.1(b) and (c) of the LLC Agreement are hereby amended to read as follows (and Sections 13.2.1(d) and (e) are hereby added as follows):

(b) second, to Skechers, until the Unrecovered Contributions of the Members are equal;

(c) third, to the payment and discharge of all of the Company’s Debt to the Members, first with respect to any such Debt which has priority under any other provision of this Agreement, and thereafter pro rata in accordance with amounts owed to each such Member; and

(d) fourth, to the Members pari passu, in proportion to their respective Unrecovered Contributions; and

(e) finally, the balance, if any, shall be distributed to the Members in the order and priority set forth in Section 5.2.

9. Indemnity. The HF Member hereby indemnifies the Skechers Member and any Indemnitee related to the Skechers Member for any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts incurred by the Skechers Member or such Indemnitee arising from any and all claims, demands, actions, investigations, audits, suits, proceedings, or civil, criminal, administrative or investigative actions brought by any Person relating to the treatment of the transactions described in this Amendment as a sale or recharaterization of the transactions described in this Amendment as a sale.

10. Authorization to Execute the Guaranty Agreement. The Members hereby expressly approve and authorize the execution by the T2 Subsidiary of a Guaranty Agreement and an Environmental Indemnity Agreement in connection with the 2015 Project Loan.

11. Waiver of “Right to Match". The Skechers Member hereby waives its right to become the Permanent Lender in lieu of the Company entering into the 2015 Project Loan on the date of this Agreement, as described in Section 6.2 of the LLC Agreement. The foregoing waiver applies only to the 2015 Project Loan as the same exists on the date hereof and not to any amendment or refinancing of the 2015 Project Loan or any other financing of the Project.

12. Miscellaneous.

(a) The LLC Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the LLC Agreement as amended hereby, are hereby amended so that any reference therein to the LLC Agreement shall mean a reference to the LLC Agreement as amended by this Amendment.

(b) Except as set forth in this Amendment, the LLC Agreement shall remain in full force and effect, and the Members ratify and confirm their agreements and covenants contained therein.

(c) Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and this Amendment shall be construed as if such invalid or unenforceable provision had never been contained herein, and the Members shall amend this Amendment to the extent reasonably necessary to make such provision valid and enforceable.

(d) The headings, captions, and arrangements used in this Amendment are for convenience only and do not limit, amplify, or modify the terms of this Amendment.

(e) All terms of this Amendment shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective heirs, legal representatives, successors, and assigns.

(f) Any capitalized terms used but not defined herein shall have the meanings assigned to such terms in the LLC Agreement.

(g) The parties hereby agree to execute such further documents and instruments, and to take such further actions as may be necessary or appropriate, in order to carry out this Amendment.

(h) This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one Amendment after each party has signed such a counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail also shall deliver an original counterpart of this Amendment, but the failure to deliver an original counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

(i) In the event of any conflict between the provisions of this Amendment and the LLC Agreement, the provisions of this Amendment shall prevail and control.

(j) The Members acknowledge that this Amendment shall be governed by the laws of Delaware, without reference to its principles of conflict of laws.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

MEMBERS:	COMPANY:
HF LOGISTICS I, LLC, a Delaware limited liability company By: /s/ Iddo Benzeevi Name: Iddo Benzeevi Title: President and Chief Executive Officer
HF LOGISTICS-SKX, LLC,
a Delaware limited liability company
By: HF LOGISTICS I, LLC,
a Delaware limited liability company
By: /s/ Iddo Benzeevi
—
Name: Iddo Benzeevi
Title: President and Chief Executive
Officer

SKECHERS R.B., LLC, a Delaware limited liability company By: Skechers U.S.A., Inc., a Delaware corporation, its sole member and manager By: /s/ David Weinberg Name: David Weinberg Title: CFO and COO
By: SKECHERS R.B., LLC,
a Delaware limited liability company
By: Skechers U.S.A., Inc., a Delaware corporation,
its sole member and manager
By: /s/ David Weinberg
—
Name: David Weinberg
—
Title: CFO and COO